Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – March 23, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today provided a business update related to the impact of COVID-19.

All of the Company’s restaurants have transitioned to an off-premise operating model as required by state and local officials. The Cheesecake Factory restaurants have a long-standing business in the off-premise channel, with historical sales volumes approaching the size of many stand-alone restaurants, which is enabling the Company’s restaurants to operate sustainably at present under this model. Currently, 27 locations across the Company’s concepts, including two The Cheesecake Factory restaurants, are temporarily closed.

In addition, the Company drew an additional $90 million on its revolving credit facility to increase its cash position. The Company has also curtailed its planned unit growth for the year and is evaluating additional measures to further preserve financial flexibility.

“As we navigate through COVID-19, the health and well-being of our staff members and guests remains our number one priority,” said David Overton, Chairman and Chief Executive Officer. “We have been following the guidance of the CDC and our local health departments and will continue to do so throughout this evolving situation. At the same time, we are grateful for the opportunity at present to continue to serve and comfort our guests via to-go and delivery orders.”

“The coronavirus pandemic has had an unprecedented impact on the restaurant industry as containment measures escalate. While the situation remains fluid, we are taking decisive but difficult actions to enable our restaurants to manage through the specific circumstances in their communities, while further strengthening our liquidity position. With 42 years of history as a guide, we believe we will overcome these challenging near-term operating conditions and be even better positioned for the long term,” concluded Overton.

Given the uncertainty associated with the rapidly evolving COVID-19 situation, the Company is withdrawing its first quarter and fiscal 2020 financial guidance provided on its fourth quarter fiscal 2019 conference call and in its Annual Report on Form 10-K for the year ended December 31, 2019.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the impact of COVID-19 on the Company’s business, the ability of the Company’s restaurants to operate on an off-premises model, curtailment of planned unit growth, additional measures to further preserve financial flexibility, adherence to the guidance of the CDC and local health departments, further strengthening of the Company’s liquidity position and the Company’s ability to overcome near-term operating conditions and be better positioned for the long term. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

Contacts:

Investors

The Cheesecake Factory Incorporated

Stacy Feit

(818) 871-3000

investorrelations@thecheesecakefactory.com

Media

Berk Communications

Marisa Carstens

(917) 328-4725

cheesecake@berkcommunications.com

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100